EXHIBIT 99.1

Classover Increases Solana (SOL) Holdings by 295%, Surpasses 50,000 SOL Tokens in Treasury Reserve

NEW YORK, NY / ACCESS Newswire / July 09, 2025 / Classover Holdings, Inc. (NASDAQ:KIDZ) (NASDAQ:KIDZW) (“Classover” or the “Company”), a leading provider of live, interactive online learning, today announced a significant expansion of its Solana (SOL) treasury reserve. Since its last update on June 12, 2025, the Company has increased its total SOL holdings by approximately 295%, bringing its aggregate balance of tokens to 52,067  SOL acquired.

Approximately 75% of the holdings have been staked with institutional-grade validators, a strategy intended to generate yield while contributing to the security and decentralization of the Solana blockchain.

“This expansion reflects our strong conviction in the long-term potential of the Solana ecosystem,” said Ms. Luo, CEO of Classover. “We are committed to building a substantial and strategically aligned digital asset treasury. Staking allows us to not only earn passive rewards but also to support the resilience of decentralized infrastructure. We intend to continue accumulating SOL as a core long-term holding to complement our broader technology and capital allocation strategy.”

Classover’s acquisition of SOL reinforces its forward-looking approach to financial and operational innovation, aligning its treasury with emerging blockchain technologies that power next-generation digital ecosystems.

About Classover

Founded in 2020 and headquartered in New York, Classover has rapidly emerged as a leader in educational technology, specializing in live online courses for K-12 students worldwide. Offering a diverse curriculum tailored to different learning levels and interests, Classover empowers students through personalized instruction, innovative course design, and cutting-edge AI technology. From creativity-driven programs to competitive test preparation, Classover is dedicated to redefining education through accessible, high-quality learning experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Classover’s current beliefs, expectations and assumptions regarding the future of Classover’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Classover’s control including, but not limited to: Classover’s ability to execute its business model, including obtaining market acceptance of its products and services; Classover’s financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder; Classover’s ability to maintain the listing of its securities on Nasdaq; changes in Classover’s strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects and plans; Classover’s ability to attract and retain a large number of customers; Classover’s future capital requirements and sources and uses of cash; Classover’s ability to attract and retain key personnel; Classover’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others; changes in applicable laws or regulations; and the possibility that Classover may be adversely affected by other economic, business, and/or competitive factors. These risks and uncertainties also include those risks and uncertainties indicated in the Company’s filings with the SEC. Classover’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Classover in this press release is based only on information currently available to Classover and speaks only as of the date on which it is made. Classover undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Classover Holdings Inc.

ir@classover.com

800-345-9588

Source: Classover Holdings, Inc.

2